Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of COtwo Advisors Physical European Carbon Allowance Trust (the “Trust” or the “Registrant”) on Form 10-K for the period ending November 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shari Crawford, Principal Financial Officer of COtwo Advisors LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

/s/ Shari Crawford
Shari Crawford**
Principal Financial Officer

Date: February 27, 2026

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.

**	The Registrant is a trust and Ms. Crawford is signing in her capacity as Principal Financial Officer of Cotwo Advisors LLC, the Sponsor of the Registrant.